UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date Of Report: (Date of earliest event reported) June 5, 2008

RF INDUSTRIES, LTD.
(Name of small business issuer in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-13301 (Commission File Number)	88-0168936 (I.R.S. Employer Identification No.)

7610 Miramar Road, Bldg. 6000,
San Diego, California 92126-4202
(Address of Principal Executive Offices)

(858) 549-6340
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements Of Certain Officers

On June 5, 2008, the Board of Directors of RF Industries, Ltd. (the “Registrant”) agreed to renew the Registrant’s existing employment arrangement with Howard Hill, currently the Registrant’s President and Chief Executive Officer. Under the new employment agreement, Mr. Hill will continue to serve as the Registrant’s President and Chief Executive Officer for three one-year periods. The new employment agreement will go into effect upon the expiration of the current employment agreement on June 20, 2008. Mr. Hill’s annual salary during the first year of the new agreement will be $210,000. Either Mr. Hill or the Registrant can terminate the employment agreement at each of the first and second anniversaries of the agreement. The employment agreement, if still in effect, will expire on June 20, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 10, 2008

	By:	/s/ Howard Hill
Howard Hill President, Chief Executive Officer